Exhibit 99.1

ENSERVCO Names Robert Devers as Chief Financial Officer; Steve Oppenheim Appointed to Board of Directors

DENVER, CO--(Marketwire - April 29, 2013) - ENSERVCO Corporation (OTCQB: ENSV), a provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced Robert Devers has been appointed chief financial officer. In addition, ENSERVCO's board of directors has appointed Steve Oppenheim as an independent director, expanding the board to five members.

Devers joins ENSERVCO with more than 20 years of financial management experience for both publicly traded and private companies in an array of industries, including the natural resource sector. He most recently was an independent consultant to public companies in the mining and beverage distribution industries. From 2007 to 2011 he served as chief financial officer of Silver Bull Resources, a mineral exploration company traded on both the NYSE MKT and TSX exchanges.

A certified public accountant, Devers also served as senior director of financial analysis and internal audit of The Broe Companies Inc., a multi-billion dollar international holding company with investments in real estate, transportation, mining, and oil and gas exploration. In addition to work as a corporate officer and financial executive with several other publicly traded and privately-held companies, Devers spent three years with a regional public accounting firm that specialized in publicly held oil and gas exploration and production companies. Devers earned a bachelor of arts degree in accounting from Western State College.

Devers, 50, assumes the CFO role from Rick Kasch, who has been serving dual roles as both president and CFO since July 2011. Kasch will continue in his role as president.

"Our rapid financial and operational growth necessitates that we also expand the breadth of our executive management team," Kasch said. "Bob brings a wealth of financial management experience and industry knowledge to the CFO position, and we look forward to his contributions as we work to further expand our presence in the domestic oilfield services industry."

Oppenheim, 66, joins the ENSERVCO board with 40 years of accounting, securities, tax and finance experience. He has served as a director of several publicly traded and private companies, including SUNAIR, where he spent five years as an independent director and chaired both the compensation and nominating committees, and was a working member of the audit committee. He is currently a director on the boards of Orlando Dinner Entertainment, Inc. and IMS Internet Media Services, Inc.

Oppenheim also provides corporate secretary services to three private U.S. businesses, and is involved in financial, legal and human resource operations for each enterprise. He previously has represented a privately-owned oil refiner and independent oil dealer, and served as the personal advisor to a former President of Texaco Inc.

Mike Herman, chairman and CEO of ENSERVCO, said, "Steve's financial background and extensive experience as a corporate director will prove valuable assets to our board. We plan to leverage his expertise as we pursue our long-range strategic objectives and address the complexities associated with our rapid growth."

Oppenheim holds a juris doctorate degree from the University of Miami School of Law with an emphasis in securities regulation, finance, and taxation; and a bachelor of business administration in accounting from the University of Miami School of Business.

About ENSERVCO
Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac heating and fluid management services. The Company owns and operates a fleet of more than 230 specialized trucks, trailers, frac tanks and related well-site equipment. ENSERVCO serves customers in six major domestic oil and gas fields, and operates in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in a Form 10-K filed on March 28, 2013. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contacts
Pfeiffer High Investor Relations, Inc.
Geoff High
Phone 303-393-7044
Email: geoff@pfeifferhigh.com
Web: www.pfeifferhigh.com

MZ Group
Derek Gradwell
SVP, Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.com